DocuSign Envelope ID: 6FF07EAC-BBC7-4ABD-ADB7-04963B72899E WEWORK MEMBERSHIP AGREEMENT Membership Details Form Member Company Name (Legal Name): AppFolio, Inc. Industry: Technology (SaaS); Call Center Agreement Date: September 28, 2018 Start Date: December 1, 2018 Commitment Term: Twenty-four (24) months Termination Notice Period Six (6) months Office Number(s); Main Premises; Size 02-119; WeWork Legacy North, 7300 Lone Star Drive Suite C200 Plano TX 75024 Set-Up Fee: $0 Service Retainer: $60,650. You shall not be permitted to move into the Office Space until the Service Retainer has been fully paid, as described in Sections 4.a and 5.a of this Agreement. Membership Fee: 121,300 (reduced by 50% discount noted below) Discounts: Month 1-24: 50% Payment Method: ACH Conference Room Credits (per month): 504 Print and Copy Credits (per month): 29,640 black & white & 4,940 color per month Number of Individual Members/Capacity: 247 Parking Fees (if applicable): N/A Parking Spaces (if applicable): Notes: Automatic Termination Notwithstanding anything to the contrary contained herein (including termination notice requirements as described in Section 5), this Agreement shall terminate on the later of (i) November 30, 2020 or (ii) twenty four (24) months after receiving full and complete access to the 1

DocuSign Envelope ID: 6FF07EAC-BBC7-4ABD-ADB7-04963B72899E Office Space. No further termination notice shall be required to be provided by either party to terminate this Agreement. Expansion During the Commitment Term, if office number 02-120 and/or 02-121 of the Main Premises (each an "Additional Office" and collectively the “Additional Offices”) becomes available to license to another company not currently licensing the space, WeWork will notify Member Company and Member Company shall have the exclusive first right and option (“ROFR”) to license the Additional Office(s) at the then undiscounted Membership Fee provided by WeWork in the Main Premises (the “Additional Office Option”). Member Company must exercise the Additional Office Option by delivering written notice thereof to WeWork within ten (10) Regular Business Days of the WeWork notice. If Member Company exercises the Additional Office Option, Member Company shall be required to enter into a Membership Agreement for the Additional Office(s) with a Commitment Term that expires on the later of November 30, 2020 or expiration of the Commitment Term under this Membership Agreement. If Member Company does not exercise the Additional Office Option within ten (10) Regular Business Days after WeWork notifies Member Company of WeWork’s intent to license the Additional Office(s) to another company, the Additional Office Option will immediately expire with respect to the Additional Office that is subject to it and there will be no restrictions on WeWork’s right to license the Additional Office. *Service Retainer and Set-Up Fee due on the date hereof. 2

DocuSign Envelope ID: 6FF07EAC-BBC7-4ABD-ADB7-04963B72899E

Contact Information – For Company

Primary Member

Primary Member Name: Dan Rudd

Title: VP, Corporate Real Estate

Phone Number: 954.234.5000

Email: dan.rudd@appfolio.com

Address: AppFolio, Inc.
50 Castilian Drive
Goleta, California 93117

If the Primary Member is also the Authorized Signatory, please check here: ____

If the Primary Member is also the Billing Contact, please check here: __X__

Additional Primary Member

Primary Member Name: Jennifer Hawley

Title: Facilities Specialist

Phone Number: 682.321.4571

Alternate Phone Number: 805.364.5839

Email: jennifer.hawley@appfolio.com

Address: AppFolio, Inc.
1701 North Plano Road
Richardson, Texas 75081

Authorized Signatory
(if different than Primary Member)

Authorized Signatory Name: Ida Kane

Title: Chief Financial Officer

Phone Number: 805.364.6049

Email: ida.kane@appfolio.com

Address: AppFolio, Inc.
50 Castilian Drive
Goleta, California 93117

Contact Email – For WeWork:

This Agreement, including the Terms and Conditions and Membership Details Form, will be effective when signed by both parties. In the event of any conflict between the Terms and Conditions and the Membership Details Form, the Membership Details Form shall prevail.

By signing this Agreement, you represent to us that you have the proper authority to execute this Agreement on behalf of the company listed above and incur the obligations described in this Agreement on behalf of such company.

WeWork Signature

WeWork Building Entity: 7300 Dallas Parkway Tenant LLC

Signature: DocuSigned by: Claire Cramer
4ABB7EAEA48A43E...

Name (Print): Claire Cramer

Title: Account Executive- Strategic Growth

Date: 9/29/2018 8:43:58 PM PDT

Company Signature

Company Name: AppFolio, Inc.

Signature: DocuSigned by: Ida Kane
32BD1D59AE7C4A5...

Name (Print): Ida Kane

Title: Chief Financial Officer

Date: September ___, 2018

Signed By (Select One):

___ Primary Member

_X__ Authorized Signatory

3

DOCSSB/112614v2/100382-0000

DocuSign Envelope ID: 6FF07EAC-BBC7-4ABD-ADB7-04963B72899E

TERMS & CONDITIONS

1. THE LINGO

"Agreement" means, collectively, these Terms & Conditions (the "Terms and Conditions"), the attached Membership Details Form cover page(s) (the "Membership Details Form"), and any other attachments, exhibits, and/or supplements.

"Authorized Signatory" means an individual authorized to legally bind your company.

"Capacity" means the number set forth in the Membership Details Form in the "Capacity" field.

"Commitment Term" means the period of time from the Start Date to the last day of the period set forth on the Membership Details Form under "Commitment Term" with respect to each Individual Office Number, and which may be extended upon mutual agreement of the parties.

"Individual Office Number" means each individual office number and/or workspace location as may be specified in the Membership Details Form. If the symbol "Ø" is included on the Membership Details Form, we will provide the Individual Office Number(s) for the agreed upon Capacity prior to the Start Date.

"Main Premises" means the Premises in which the Office Space is located, as set forth in the Membership Details Form.

"Member" means each person you authorize to receive the Services (defined in Section 2.a, below) (each Member granted a "Membership").

"Member Company" or "you" means the company, entity, or individual entering into this Agreement as listed in the Membership Details Form.

"Office Space" means the actual office or workspace corresponding to the Individual Office Number(s), taken together.

"Premises" means a building or portion of a building in which WeWork offers offices, workstations, other workspaces, and/or other services to Members.

"Primary Member" means the primary in-Premises Member contact for WeWork.

"Regular Business Days" are all weekdays, except local bank/government holidays.

"Regular Business Hours" are generally from 9:00 a.m. to 6:00 p.m. on Regular Business Days

"Set-Up Fee" means the fee you will be charged for each individual Membership included in the Capacity of your Office Space; you are obligated to pay the Set-Up Fee for each Individual Office that you occupy, including such Set-up Fees as may be due upon transfer, including upgrade or downgrade (i.e. transferring to an Office Space with a higher or lower Capacity), of Office Space.

"Start Date" means, subject to Section 2.c, below, the date set forth in the Membership Details Form upon which the Services will begin being provided with respect to each Individual.

"WeWork," "we" or "us" means the WeWork entity you are contracting with.

"WeWork Member Network" means the WeWork members-only online community accessed through the internet or our mobile app.

2. THE BENEFITS OF MEMBERSHIP

a. **Services.** Subject to the terms and conditions of this Agreement, and any other policies we make available to you with prior notice from time to time, during the Term (defined below), WeWork shall provide you (and your Members, as applicable) the services described below, it being understood that minor service interruptions shall not constitute a breach of this Agreement provided that WeWork shall use best efforts to remedy any such interruptions as quickly and efficiently as practicable. These services are referred to in this Agreement as the "Services."

- Dedicated access to the Office Space, subject to our access as set forth in this Agreement, provided that no other members shall have access to your Office Space
- Regular maintenance and cleaning of the Office Space, including: (i) nightly trash removal from the Office Space, conference rooms and common spaces; (ii) regular trash removal from bathrooms and common spaces; (iii) deep clean of the Office Space on a weekly basis; and (iv) daily upkeep of bathrooms, pantries, conference rooms, and common area.
- Furnishings for the Office Space of the quality and in the quantity typically provided to other WeWork Member Companies with similar office space, workstations, and/or other workspace, as applicable, in the Premises.
- Access to and use of the WeWork Member Network site in accordance with the terms of

v.8.1.18 1

DocuSign Envelope ID: 6FF07EAC-BBC7-4ABD-ADB7-04963B72899E

services available at members.wework.com/terms.

- Access to and use of the shared Internet connection in accordance with the terms of services available at wework.com/legal/wireless-network-terms-of-service.

- Use of the printers, copiers and/or scanners available to our members and member companies, in accordance with the terms described herein.

- Use of the conference rooms in your Main Premises and use of conference rooms in any other WeWork Premises during Regular Business Hours, in each case subject to availability and your prior reservation of such conference rooms, in accordance with the terms described herein.

- Heat and air-conditioning for commercially reasonable office use of the Office Space twenty-four hours a day, seven days a week, 365 days a year.

- Electricity for commercially acceptable office use in light of the Industry set forth in the Membership Details Form.

- Use, within the Premises, of kitchens and beverages made available therein.

- Acceptance of mail and deliveries on behalf of your business during Regular Business Hours; provided that we are not liable for any mail or packages received without a WeWork employee's signature indicating acceptance.

- Opportunity to participate in members-only events, benefits and promotions.

Other services may be provided for an additional fee, such as car parking space, phone service, and IT services, subject to availability at the Main Premises and any additional terms and expenses applicable to those services.

b. **Our Reserved Rights.** We are entitled to access your Office Space, with or without notice, in connection with our provision of the Services, and/or for safety or emergency purposes or for any other purposes and will do so in a manner to minimize interference with your business operations; provided, however, that if our access to your Office Space is not in connection with safety or emergency-related events, or for our regular provision of the Services, we will make commercially reasonable efforts to provide you with at least forty-eight (48) hours prior written notice before entering. We may temporarily move furniture contained in your Office Space for health, safety, emergency, repair, and maintenance reasons or where necessary to comply with law, provided that we will not do so in a manner (i) that substantially decreases the square footage of your assigned Office Space or related amenities and (ii) which causes material interference with your business operations, and we shall endeavor to provide you with commercially reasonable advance notice of any such changes. We reserve the right to alter your Office Space for health, safety, emergency, repair, and maintenance reasons or where necessary to comply with law, provided that we will not do so in a manner (i) that substantially decreases the square footage of your assigned Office Space or related amenities and (ii) which causes material interference with your business operations, and we shall endeavor to provide you with commercially reasonable advance notice of any such changes. We may also modify or reduce the list of Services or furnishings provided for your Office Space at any time, but on commercially reasonable prior notice, provided that (i) such changes will be done in a manner to minimize interference with your business operations and (ii) will be non-discriminatory and also apply to all other Member Companies in the same Premises receiving similar Services. The Services may be provided by us, an affiliate or a third party. Throughout the Term of this Agreement, the furnishings shall be consistent with those set forth on Exhibit A, attached hereto and incorporated by this reference, which shall be provided at the Office Space and Premises at the Start Date.

c. **Office Space Not Timely Available; Membership Credits.** We will make commercially reasonable efforts to deliver the Office Space to you by the Start Date. If we are unable to make the Office Space available by the Start Date we will not be subject to any liability related to such inability, nor will such inability affect the enforceability of this Agreement; provided, however, that the parties understand and agree that for every day the Office Space is not available for your access beginning on December 1, 2018, and ending on January 31, 2019 (the "Delay Period"), WeWork shall provide a day-for-day Membership Fee Credit (collectively, the "Membership Fee Credits") for each day of the Delay Period, up to a maximum of sixty-two (62) daily Membership Fee Credits. This Agreement shall remain in full force and effect, provided that: (i) the failure to provide access to the Office Space does not last longer than two (2) months and (ii) we will not charge you the Membership Fee during the period the Office Space is not available to you. Following the two (2) month period set forth in (i) above, you shall have the ability to terminate this Agreement upon seven (7) days' prior notice to us. Notwithstanding

v.8.1.18 2

DocuSign Envelope ID: 6FF07EAC-BBC7-4ABD-ADB7-04963B72899E

anything in this paragraph to the contrary, if the delay in providing the Office Space is due to your actions or inactions or due to changes in or work to the Office Space requested by you, we will not be subject to any liability related to such delay nor will such delay affect the validity of this Agreement and we shall have no obligations to provide you with the benefits described in subsections (ii) of this paragraph and you shall not be entitled to terminate this Agreement and shall be liable for the payment of the Membership Fees from the Start Date.

d. **Access Prior to Start Date**. We agree to provide you and your reasonable contractors, agents and other necessary third parties with access to your Office Space during the period of time after November 15, 2018 and before your Start Date (the "Soft Open Period"). During the Soft Open Period, you and your Members shall be fully subject to the terms of this Agreement, and we agree to forego any and all Membership Fee (and/or any other fees or costs) during the Soft Open Period.

3. YOUR MEMBERS

a. **Updating the Member List.** You are responsible for maintaining the accuracy of your list of Members on the We Work Member Network (your "Member List"). Only those individuals included on the Member List will be deemed to be "Members" and entitled to receive the Services described in this Agreement. To the extent permitted by law, all of your Members shall be required to provide valid government issued identification in order to be issued an activated key card to access the Premises. If the number of Members or other individuals regularly using your Office Space exceeds the Capacity, you will be required to pay the then current additional fee as set forth on our website. In no event will the number of Members exceed 1.5 times the Capacity, regardless of additional fees paid; however affiliated members with other active memberships offered by WeWork such as We Membership, Hot Desk, and/or separate Dedicated Desk Memberships using desks outside of the Office Space will not count towards this limit. We reserve the right to further limit the number of Members allowed at any point.

Upon the addition of a Member to the Member List, WeWork will create a profile for such Member on the WeWork Member Network. Such profile will be viewable by us, our employees and agents, and other members. The created profile will include only the Member's name and the Member Company; any additional information, including a photograph, shall be added solely as determined by you or your Members.

b. **Changes to or Removal of Primary Member or Authorized Signatory.** An Authorized Signatory generally has the sole authority to make changes to or terminate this Agreement. A Primary Member will generally serve as We Work's primary contact regarding matters that involve your Members, the physical Office Space or the Premises. If no Authorized Signatory other than the Primary Member is designated by you on the Membership Details Form, the Primary Member will serve as the Authorized Signatory. We will be entitled to rely on communications to or from the Authorized Signatory or Primary Member as notice to or from the applicable Member Company. However, an Executive Officer of the applicable Member Company ("Executive Officer") will have the authority to override the request of an Authorized Signatory or Primary Member, as applicable, provided that we receive such a request within 24 hours following such Authorized Signatory's or Primary Member's request. We will be entitled to request reasonable documentation to confirm that an individual claiming to be an Executive Officer truly is one and to exercise our discretion in determining whether a particular position constitutes an "Executive Officer." An Executive Officer will also have the authority to remove or replace the individual serving as the Authorized Signatory and/or Primary Member. Unless we receive instructions from the Authorized Signatory or Executive Officer, if the individual designated as the Primary Member ceases to provide services to the Member Company or ceases using the Office Space regularly, we will use our reasonable judgment in designating a replacement Primary Member.

4. MEMBERSHIP FEES; PAYMENTS

a. **Payments Due Upon Signing.** Upon submitting a signed and completed Agreement, you will be obligated to deliver to us, in the amount(s) set forth on your Membership Details Form, (i) the Service Retainer and (ii) the Set-Up Fee.

b. **Membership Fee.** During the Term (defined in Section 5, below) of this Agreement, your Membership Fee will be due monthly and in advance as of the first (1st) day of each month. Subject to the provisions, terms and conditions of this Agreement, you are obligated to make payment of all Membership Fees owed throughout the Commitment Term and this obligation is absolute notwithstanding any early termination of the Agreement by you, except as set forth in Sections 2.c and 5.d. You agree to pay promptly: (1) all sales, use, excise, value added, and any other taxes which you are required to pay to any other governmental authority (and, at our request, will provide to us evidence of such payment) and (2) all sales, use, excise, value added and any other taxes

v.8.1.18 3

DocuSign Envelope ID: 6FF07EAC-BBC7-4ABD-ADB7-04963B72899E

attributable to your Membership as shown on your invoice. The Membership Fee set forth on the Membership Details Form covers the Services for only the number of Members indicated in the Membership Details Form. Additional Members will result in additional fees as set forth on wework.com/faq.

On each anniversary of the Start Date (including during any Commitment Term) the Membership Fee will be subject to an automatic three percent (3%) increase of the previous year's Membership Fee. Following any Commitment Term, we reserve the right to further increase or decrease the Membership Fee at our sole discretion upon thirty (30) days' prior notice to you in advance of and in accordance with the Termination Notice Period described below in Section 5(d).

c. **Invoices; Financial Information.** WeWork will send or otherwise provide invoices and other billing-related documents, information and notices to the Primary Member or, if a Billing Contact is indicated on the Membership Details Form, the Billing Contact. Change of the Billing Contact will require notice from the Authorized Signatory in accordance with this Agreement.

d. **Credits; Overage Fees.** Each month, you will receive a certain number of credits for conference room use and a certain number of credits for color and black and white copies and printouts, as specified on the Membership Details Form. These allowances may not be rolled over from month to month. If these allocated amounts are exceeded, you will be responsible for paying fees for such overages. The current overage fee schedule is listed on wework.com/faq. All overage fees are subject to increase from time to time at our sole discretion; *provided that* we provide you with prior written notice of any such increase.

e. **Late Fees.** If payment for the Membership Fee or any other accrued and outstanding fee is not made by the tenth (10th) of the month in which such payment is due, you will be responsible for paying the late charge. The late fee schedule is attached hereto as Exhibit B, incorporated herein by this reference.

f. **Form of Payment.** We accept payment of all amounts specified in this Agreement solely by the methods we communicate to you during the membership sign up process or from time to time during the Term. You are required to inform us promptly of any changes to your payment information. Changing your payment method may result in a change in the amount required under this Agreement to be held as the Service Retainer.

g. **Outstanding Fees.** Any outstanding fees will be charged in arrears on a monthly basis. When we receive funds from you, we will first apply funds to any balances which are in arrears (including any outstanding late fees) and to the earliest month due first. Once past balances are satisfied, any remaining portion of the funds will be applied to current fees due. If any payments remain outstanding after we provide notice to you, we may, in our sole discretion, withhold Services or terminate this Agreement in accordance with Section 5.f.

h. **No Refunds.** Except as otherwise provided herein, there are no refunds of any fees or other amounts paid by you or your Members in connection with the Services.

5. TERM AND TERMINATION

a. **Term.** This Agreement will be effective when signed by both parties ("Effective Date"); *provided that* we have no obligations to provide you with the Services until the later of (i) the date on which payment of your Service Retainer, Set-Up Fee and first month's Membership Fee has been received by us or (ii) the Start Date. Unless otherwise set forth on the Membership Details Form, and only upon mutual written agreement of the parties, following the Commitment Term, this Agreement shall continue on a month-to-month basis (any term after the Commitment Term, a "Renewal Term") subject to the Termination Notice Period unless otherwise agreed in writing by the parties. The Commitment Term and all subsequent Renewal Terms shall constitute the "Term." This Agreement will continue until terminated in accordance with this Agreement.

b. **Move In/Move Out**. You shall be entitled to move into the Office Space on the Start Date, provided you have complied with the payment obligations described in Section 5(a). On the last Regular Business Day of the Termination Effective Month (defined below), you must vacate the Office Space by no later than 5:00 p.m. (central).

c. **Cancellation Prior to Start Date by You.** You may cancel this Agreement prior to the Start Date upon delivery of notice to us. If you terminate more than one (1) full calendar month prior to your Start Date, you may be entitled to a refund of your Set-Up Fee, less any applicable charges, expenses or deductions; however, you will not be entitled to a refund of your Service Retainer If you terminate within one (1) full calendar month prior to your Start Date, you will not receive any refund of your Set-Up Fee or Service Retainer.

v.8.1.18 4

DocuSign Envelope ID: 6FF07EAC-BBC7-4ABD-ADB7-04963B72899E

d. **Abatement.** If, after the Start Date, (i) you are prevented from using, and do not use, the Office Space as a result of WeWork's failure to make available the Office Space or material failure to provide the Services set forth in Section 2 hereof (each, an "Abatement Event") and (ii) such Abatement Event shall continue for more than fifteen (15) consecutive days following our receipt of written notice from you describing such Abatement Event ("Cure Notice"), and (iii) such Abatement Event shall not have been caused in whole or in part by you or any act or omission of you and/or your Members, employees, agents, guests and invitees, you shall be entitled to an abatement of the Membership Fee for your Office Space, for such time that you are prevented from using, and do not use, the Office Space. We shall use commercially reasonable efforts to resolve any such Abatement Event. If any such Abatement Event continues for at least thirty (30) days following the Cure Notice, WeWork will use commercially reasonable efforts to offer you reasonable accommodation in comparable alternate office space on the same or similar terms set forth on your Membership Details form. If you elect in your sole discretion to receive the proffered alternate office space, you will be obligated to make Membership Fee payments but will be entitled to an abatement in the Membership Fee for any period where you were unable to occupy either the Office Space or the alternate office space. If you elect not to receive the proffered alternate office space, and we fail to cure any such Abatement Event within forty-five (45) days after written notice from you, you may terminate this Agreement.

e. **Termination by You; Changes in Office Space. Termination by You.** Unless otherwise set forth in the Membership Details Form, you may terminate this Agreement by providing written notice to us prior to the month in which you intend to terminate this Agreement ("Termination Effective Month") in accordance with the notice periods set forth in the chart below (the "Termination Notice Period(s)"). The applicable Termination Notice Period shall be determined by the Commitment Term and Capacity for the relevant Individual Office Number, as depicted in the chart below, and as displayed on the Membership Details Form. The Termination Notice Periods shall apply to any termination by you during the Term. After receiving such notice we will deliver to you the WeWork Exit Form ("Exit Form"), which you must complete and submit to us. The termination will be effective on the later of the last Regular Business Day of the Termination Effective Month and the expiration of the Commitment Term. Subject to Sections 2.c and 5.d and the other terms and conditions of this Agreement, no termination by you shall be effective during the Commitment Term, and any unwarranted termination by you during the Commitment Term is a breach of this Agreement. Downgrade of the Office Space (i.e. transferring to an office space with a lower Capacity) is also not permitted during the Commitment Term. Further subject to Sections 2.c, and 5.d and the other terms and conditions of this Agreement, if you terminate this Agreement prior to the end of the Commitment Term (or during any relevant Termination Notice Period), your Membership Fee Obligations shall become immediately due. In addition to any rights, claims and remedies we choose to pursue in our discretion, your Service Retainer shall be forfeited immediately as a result of your breach.

After receiving a valid notification of termination from you, we will deliver to you the WeWork Exit Form (the "Exit Form"). The Exit Form shall be completely filled out and signed by the Authorized Signatory within a commercially reasonable period after our delivery of the Exit Form. **however, please note that the termination of your Agreement on the last Regular Business Day of the Termination Effective Month will be triggered upon your provision of written notice of termination to us, regardless of when you complete and submit the Exit Form.** You will not be entitled to pro ration with respect to the last month's Membership Fee. For instance, if you vacate your Office Space before the last Regular Business Day of April, you will still owe us the full Membership Fee for the full month of April.

Member Company Termination Notice Periods Required:

Commitment Term	Capacity		
	0 - 24	25 - 74	75 +
1 - 5 months	1 month	2 months	3 months
6 - 11 months	1 month	2 months	3 months
12 - 23 months	2 months	3 months	6 months
24 + months	3 months	6 months	6 months

- **Example**: If the Capacity for the Office Space is between twenty-five (25) and

v.8.1.18 5

DocuSign Envelope ID: 6FF07EAC-BBC7-4ABD-ADB7-04963B72899E

seventy-four (74) Members, and the Commitment Term is between six (6) and eleven (11) months, the applicable Termination Notice Period would be two (2) months, and to terminate this Agreement effective the last Regular Business Day of April (provided that the Commitment Term shall have expired by such date) the last opportunity to provide notice to us would be during Regular Business Hours on the last Regular Business Day of February.

f. **Termination or Suspension by Us.** We may withhold Services or immediately terminate this Agreement during the Commitment Term: (i) upon a material breach of this Agreement by you or any Member (provided that any such material breach shall be set forth with reasonable particularity in writing and you shall have fifteen (15) days to cure it before any early termination shall take effect); (ii) upon termination, expiration or material loss of our rights in the Premises; (iii) if any outstanding fees are still due seven (7) days after we provide notice to you that such fees are outstanding; (iv) if you or any of your Members fail to materially comply with the material terms and conditions of the WeWork Member Network Terms of Service, our Wireless Network Terms of Service, or any other policies or instructions provided by us or applicable to you (again provided that any such material breach shall be set forth with reasonable particularity in writing and you shall have fifteen (15) days to cure it before any early termination shall take effect); (v) at any other time after the Commitment Term (if the parties agree in writing to an additional term) upon ninety (90) days' notice, when we, in our sole discretion, see fit to do so. Subject to the other provisions of this Agreement, you will remain liable for past due amounts that are due and payable in accordance with the terms of this Agreement, and we may exercise our rights to collect payment for amounts that are due and payable in accordance with the terms of this Agreement, despite termination or expiration of this Agreement. An individual Member will no longer be allowed access to the Services and is no longer authorized to access the Main Premises or other Premises upon the earlier of (x) the termination or expiration of this Agreement; (y) your removal of such Member from the Member List or (z) our undisputed notice to you that such Member violated this Agreement. We may withhold or terminate Services of individual Members for any of the foregoing reasons; in such circumstances this Agreement will continue in full force and effect to the exclusion of the relevant Member.

g. **Service Retainer.** The Service Retainer will be held as a retainer for performance of all your obligations under this Agreement, including the Membership Fee Obligations, and is not intended to be a reserve from which fees may be paid. In the event you owe us other fees, you may not rely on deducting them from the Service Retainer, but must pay them separately. We will return the Service Retainer, or any balance after deducting outstanding fees and other costs due to us, including any unsatisfied Membership Fee Obligations, to you by bank transfer or other method that we communicate to you within thirty (30) days (or earlier if required by applicable law) after the later of (i) the termination or expiration of this Agreement and (ii) the date on which you provide to us all account information necessary for us to make such payment. Return of the Service Retainer is also subject to your complete performance of all your obligations under this Agreement, including full satisfaction of your Membership Fee Obligations and any additional obligations applicable following termination or expiration of this Agreement.

h. **Removal of Property Upon Termination.** Prior to the termination or expiration of this Agreement, you will remove all of your, your Members', and your or their guests' property from the Office Space and Premises. After providing you with reasonable prior written notice, which shall not be less than seven (7) days in advance of any disposal by us, we will be entitled to dispose of any property remaining in or on the Office Space or Premises after the termination or expiration of this Agreement and will not have any obligation to store such property, and you waive any claims or demands regarding such property or our handling or disposal of such property. You will be responsible for paying any fees reasonably incurred by us regarding such removal. We shall have no implied obligations as a bailee or custodian, and you hereby indemnify us and agree to keep us indemnified in respect of any claims of any third parties in respect of such property. Following the termination or expiration of this Agreement, we will not forward or hold mail or other packages delivered to us.

6. HOUSE RULES

In addition to any rules, policies and/or procedures that are specific to a Premises used by you:

a. **You acknowledge and agree that:**

- keys, key cards and other such items used to gain physical access to the Premises, or the Office Space remain our property. You will cause your Members to safeguard our property and you shall promptly notify us and be liable for replacement fees should any such property be lost, stolen or destroyed;

v.8.1.18 6

DocuSign Envelope ID: 6FF07EAC-BBC7-4ABD-ADB7-04963B72899E

- you shall promptly notify us of any change to your contact and payment information;

- we will provide notice to you of any changes to Services, fees, or other updates via email. It is your responsibility to read such emails and to ensure your Members are aware of any changes, regardless of whether we notify such Members directly;

- carts, dollies and other freight items which may be made available may not be used in the passenger elevator except at our discretion;

- for security reasons, we may, but have no obligation to, regularly record certain areas in the Premises via video;

- all of your Members are at least 18 years of age;

- you shall be solely and fully responsible for ensuring that alcohol is consumed responsibly by your individual Members and that no alcohol is consumed by any of your Members or guests who is younger than the legal age for consuming alcohol in the applicable jurisdiction;

- common spaces are to be enjoyed by all our member companies, members and guests unless otherwise instructed by us, and are for temporary use and not as a place for continuous, everyday work;

- you will provide us with reasonable notice of and complete all required paperwork prior to hosting any event at the Premises;

- you will be responsible for any damage to your Office Space that you, your Members, or your invitees cause other than normal wear and tear,

- you will be responsible for replacement fees for any documented item(s) provided to you by the WeWork community team for temporary use should any such property be lost, stolen or destroyed;

- we are not liable for any mail or packages received without a WeWork employee's signature indicating acceptance;

- you may not make any structural or nonstructural alterations or installations (including, but not limited to, wall attachments, furniture, IT equipment, and/or glass paneling) in the Office Space or elsewhere in the Premises without prior approval by us. In the event that any alterations or installations are made, you shall be responsible for the full cost and expense of the alteration or installation and, prior to the termination of this Agreement, the removal of such items and the restoration necessitated by any such alterations, and we shall deduct any costs not otherwise paid by you from the Service Retainer. In no event are you permitted to perform any of these actions without our prior written consent. **Only a member of our facilities staff is entitled to perform an alteration, installation, removal or restoration. Reach out to a member of your community team for more information**; and

- you shall use commercially reasonable efforts to ensure that you and your Members' computers, tablets, mobile devices and other electronic equipment are kept clean of any malware, viruses, spyware, worms, Trojans, or anything that is designed to perform malicious, hostile and/or intrusive operations. We reserve the right to remove any device from our networks that poses a threat to our networks or users until the threat is remediated.

b. **No Member will:**

- perform any activity or cause or permit anything that is reasonably likely to be disruptive or dangerous to us or any other Member Companies, or our or their employees, guests or property, including without limitation the Office Space or the Premises;

- use the Services, the Premises or the Office Space to conduct or pursue any illegal or offensive activities or comport themselves to the community in a similar manner;

- all Members shall act in a respectful manner towards other member companies and our and their employees and guests;

- misrepresent himself or herself to the WeWork community, either in person or on the WeWork Member Network;

- take, copy or use any information or intellectual property belonging to other Member Companies or their Members or guests, including without limitation any confidential or proprietary information, personal names, likenesses, voices, business names, trademarks, service marks, logos, trade dress, other identifiers or other intellectual property, or modified or altered versions of the same, and this provision will survive termination of this Agreement;

- take, copy or use for any purpose the name "WeWork" or any of our other business names,

v.8.1.18 7

DocuSign Envelope ID: 6FF07EAC-BBC7-4ABD-ADB7-04963B72899E

trademarks, service marks, logos, trade dress, marketing material, other identifiers or other intellectual property or modified or altered versions of the same, or take, copy or use for any purpose any pictures or illustrations of any portion of the Premises, or engage in any conduct that is likely to cause confusion between WeWork and yourself, without our prior consent, and this provision will survive termination of this Agreement, provided that during the term of this Agreement you will be able to use "WeWork" in plain text to accurately identify an address or office location;

- film within any Premises, including within the Office Space, without completing all required paperwork and receiving express written consent from WeWork;
- use the Office Space in a retail, medical, or other capacity involving frequent visits by members of the public, as a residential or living space, or for any exclusively non-business purpose;
- sell, manufacture or distribute any controlled substance, including alcoholic beverages, from the Office Space, or obtain a license for such sale, manufacture, importation, or distribution using the Office Space or the address of the Main Premises;
- use our mail and deliveries services for fraudulent or unlawful purposes, and we shall not be liable for any such use;
- store significant amounts of currency or other valuable goods or commodities in the Office Space that are not commonly kept in commercial offices; in the event that you do so, we will not be liable for any such loss;
- make any copies of any keys, keycards or other means of entry to the Office Space or the Premises or lend, share or transfer any keys or keycards to any third party, unless authorized by us in advance;
- install any locks to access the Office Space or anywhere within the Premises, unless authorized by us in advance;
- allow any guest(s) to enter the building without registering such guest(s) and performing any additional required steps according to our policies;
- operate any equipment within the Premises that has a higher heat output or electrical consumption than in a typical personal office environment, or places excessive strain on our electrical, IT, HVAC or structural systems, with such determination to be made in our sole discretion, without our prior approval; or
- bring any weapons of any kind, or any other offensive, dangerous, hazardous, flammable or explosive materials into the Office Space or the Premises.

You are responsible for ensuring your Members materially comply with all material House Rules and with all material rules, policies and/or procedures that are specific to a Premises used by you that are nondiscriminatory and apply to all Members and are consistent with the House Rules that WeWork typically applies to other similar office space suites, and agree that in the event of any penalty or fine resulting from the breach of any such rules, policies and/or procedures, you will be responsible for paying such penalty or fine.

7. ADDITIONAL AGREEMENTS

a. **Information Technology.** In order to utilize all the functionalities offered by us, it may be necessary to install software onto a Member's computer, tablet, mobile device or other electronic equipment. In addition, a Member may request that we troubleshoot problems a Member may have with respect to printing, accessing the network connection or other issues. If we provide such services, we will not be responsible for any damage to your equipment.

b. **Network Connection**. WeWork provides shared Internet access to Members via a wireless network connection. Wired network connections are available for an additional monthly fee. We understand and acknowledge that you wish to implement a private wired network, and hereby agree to allow you to install a firewall device for your exclusive access and use, subject to WeWork IT approval, and you will be responsible for removal of the same. Prior to any such installation or removal, you shall coordinate with the WeWork IT team to discuss the actual setup, appropriate time, manner and means for such installation or removal and any additional fees that may result from the request. To the extent that we incur any costs in connection with such installation or removal, which are not otherwise paid by you, we shall deduct such costs from the Service Retainer. You shall also be responsible for any monthly fees incurred relating to your private, secured wired network.

v.8.1.18 8

DocuSign Envelope ID: 6FF07EAC-BBC7-4ABD-ADB7-04963B72899E

c. **Waiver of Claims.** To the extent permitted by law, you, on your own behalf and on behalf of your Members, employees, agents, guests and invitees (collectively, the "Member Parties"), waive any and all claims and rights against us and our landlords at the Premises and our affiliates, parents, and successors and each of our and their employees, assignees, officers, agents and directors (collectively, the "WeWork Parties") resulting from injury or damage to, or destruction, theft, or loss of, any property, person or pet, except to the extent caused by the negligence, willful misconduct or fraud of the WeWork Parties. To the extent permitted by law, both WeWork, on its own behalf and on behalf of the WeWork Parties, and the Member Company, on its own behalf and on behalf of the Member Parties, each waive any and all claims and rights to recover against the other and each of the WeWork Parties and Member Parties (and Member Company waives its rights against WeWork's Landlord at Main Premises) for any loss of, or damage to, property belonging to such waiving party (including deductible amounts) and located at any Premises, from any cause that is actually covered by any property insurance required to be carried by such party pursuant to this Agreement or any other property insurance actually carried by such party to the extent of the limits of such policy. These waivers shall be enforceable notwithstanding the negligence or fault of the other party. Each party shall look solely to the proceeds of its respective insurance policy (and to its own funds to the extent it is self-insured) to compensate it for any such loss, damage or destruction. This Section shall survive the expiration or earlier termination of this Agreement.

d. **Limitation of Liability.** To the extent permitted by law, the aggregate monetary liability of any of the WeWork Parties to you or your Members, employees, agents, guests or invitees for any reason and for all causes of action, will not exceed the total Membership Fees paid by you to us under this Agreement in the twelve (12) months prior to the claim arising. To the extent permitted by law the aggregate monetary liability of you and your Members to the WeWork Parties for any reason and for all causes of action, will be the Membership Fee at the time the claim arises multiplied by twelve (12), unless caused by your, your Members, employees, agents, guests or invitees gross negligence or willful misconduct; if the claim arises before or after the Term the first month's or last month's Membership Fee shall be multiplied accordingly. Neither of the parties hereto will be liable under any cause of action, for any indirect, special, incidental, consequential, reliance or punitive damages, including loss of profits or business interruption,. You acknowledge and agree that you may not commence any action or proceeding against any of the WeWork parties, whether in contract, tort, or otherwise, unless the action, suit, or proceeding is commenced within two (2) years of the cause of action's accrual. Notwithstanding anything contained in this Agreement to the contrary, you acknowledge and agree that you shall not commence any action or proceeding against any of the WeWork Parties other than the WeWork Party you are directly contracting with hereunder and the assets of such entity for any amounts due or for the performance of any obligations in connection with this Agreement.

e. **Indemnification.** You will indemnify the WeWork Parties from and against any and all third party claims, liabilities, and expenses, including reasonable attorneys' fees, resulting from any material breach of this Agreement by you or your Members or your or their guests, invitees or pets or any of your or their actions or omissions, except to the extent a claim results from the negligence, willful misconduct or fraud of the WeWork Parties. You are responsible for the actions of and all damages caused by all persons and pets that you, your Members or your or their guests invite to enter any of the Premises, including but not limited to any vendors hired by you that enter the Premises. We will indemnify you and your affiliates from and against any and all third party claims, liabilities, and expenses including reasonable attorneys' fees, resulting from any material breach of this Agreement by us, except to the extent a claim results from the negligence or willful misconduct of you or your affiliates, parents, and successors and each of your and their employees, assignees, officers, agents and directors. For any claim of indemnification under this Agreement, the indemnified party shall provide prompt written notice of the claim for indemnification and reasonable cooperation, information, and assistance in connection with the claim, and the indemnifying party shall have sole control and authority to defend, settle or compromise such claim. The indemnifying party shall not make any settlement that requires a materially adverse act or admission by the indemnified party or imposes any obligation upon the indemnified party without the indemnified party's written consent (such consent not to be unreasonably delayed, conditioned or withheld). Additionally, for any claim for indemnification pursuant to this Agreement, the indemnifying party shall not be liable for any settlement entered into by the indemnified party without the indemnifying party's prior written consent.

f. **Insurance.** You are responsible for maintaining, at your own expense and at all times during the Term, personal property insurance and commercial general liability insurance covering you and your Members for

v.8.1.18 9

DocuSign Envelope ID: 6FF07EAC-BBC7-4ABD-ADB7-04963B72899E

property loss and damage, injury to your Members and your Members' guests or pets and prevention of or denial of use of or access to, all or part of the Premises, in form and amount appropriate to your business. In addition, you are responsible for maintaining, at your own expense and at all times during the Term, workers' compensation insurance providing statutory benefits in accordance with the law and employer's liability in an amount appropriate to your business. We are responsible for maintaining, at our own expense, personal property insurance and commercial general liability insurance covering WeWork for property loss and damage, injury to WeWork employees, and prevention of or denial of use of or access to, all or part of the Premises in form and amount appropriate to our business. You will ensure that WeWork and the landlord of the applicable Premises shall each be named as additional insureds on your commercial general liability policy and that all relevant insurance policies shall include a clause stating that the insurer waives all rights of recovery, under subrogation or otherwise, you may have against WeWork and the landlord of the applicable premises. WeWork and its insurers hereby waive any rights of subrogation it or they may have against you.. You shall provide evidence of insurance upon our request.

g. **Pets.** If the Office Space is in Premises designated by us to be one in which pets are permitted, and if any Member plans on regularly bringing a pet into the Office Space or otherwise into the Premises, we may require this Member to produce proof of vaccination for such pet and evidence of compliance with applicable local regulations. If any of your Members brings a pet into the Premises, you will be responsible for any injury or damage caused by this pet to other members or guests or other occupants of the Premises or to the property of (i) WeWork or any employees, members or guests or (ii) the owner(s) or other occupants of the Premises. None of the WeWork Parties will be responsible for any injury to such pets. We reserve the right to restrict any Member's right to bring a pet into the Premises in our sole discretion.

h. **Other Members.** We do not control and are not responsible for the actions of other Member Companies, Members, or any other third parties. If a dispute arises between Member Companies, members or their invitees or guests, we shall have no responsibility or obligation to participate, mediate or indemnify any party.

i. **Third Party Services**. Services do not include, and we are not involved in or liable for, the provision of products or services by third parties ("Third Party Services") that you may elect to purchase in connection with your Membership, including via the WeWork Services Store, even if they appear on your WeWork invoice. Third Party Services are provided solely by the applicable third party ("Third Party Service Providers") and pursuant to separate arrangements between you and the applicable Third Party Service Providers. These Third Party Service Providers' terms and conditions will control with respect to the relevant Third Party Services. By adding a Member to the Member List, you are thereby authorizing that Member to access and use the WeWork Services Store in accordance with the terms of service available on our website.

j. **Privacy**. We collect, process, transfer and secure personal data about you and your Members pursuant to the terms of our Privacy Policy, which can be found on our website (www.wework.com/legal/privacy), and in accordance with all applicable data protection laws. Note that you are not obligated to provide us with personal information and any information collected by us will be provided by you at your own will and with your explicit consent granted herein by execution of this Agreement. You hereby (i) undertake, where necessary, to obtain consent from such Member to the collection, processing, transferring and securing of data described herein and (ii) confirm that you in fact collect and process such Member's personal data in accordance with applicable law.

8. ARBITRATION AND CLASS ACTION WAIVER

a. **Governing Law.** This Agreement and the transactions contemplated hereby shall be governed by and construed under the law of the State of New York, U.S.A. and the United States without regard to conflicts of laws provisions thereof and without regard to the United Nations Convention on Contracts for the International Sale of Goods.

b. **Venue.** Except that either party may seek equitable or similar relief from any court of competent jurisdiction, any dispute, controversy or claim arising out of or in relation to this Agreement, or at law, or the breach, termination or invalidity of this Agreement, that cannot be settled amicably by agreement of the parties to this Agreement shall be finally settled in accordance with the arbitration rules of JAMS then in force, by one or more arbitrators appointed in accordance with said rules. The place of arbitration shall be New York, New U.S.A.

c. **Proceedings; Judgment.** The proceedings shall be confidential and in English. The award rendered shall be final and binding on both parties. Judgment on the award may be entered in any court of competent

v.8.1.18 10

DocuSign Envelope ID: 6FF07EAC-BBC7-4ABD-ADB7-04963B72899E

jurisdiction. In any action, suit or proceeding to enforce rights under this Agreement, the prevailing party shall be entitled to recover, in addition to any other relief awarded, the prevailing party's reasonable attorneys' fees and other fees, costs and expenses of every kind in connection with the action, suit or proceeding, any appeal or petition for review, the collection of any award or the enforcement of any order, as determined by the arbitrator(s) or court, as applicable. This Agreement shall be interpreted and construed in the English language, which is the language of the official text of this Agreement.

d. **Class Action Waiver.** Any proceeding to resolve or litigate any dispute in any forum will be conducted solely on an individual basis. Neither you nor we will seek to have any dispute heard as a class action or in any other proceeding in which either party acts or proposes to act in a representative capacity. No proceeding will be combined with another without the prior written consent of all parties to all affected proceedings. You also agree not to participate in claims brought in a private attorney general or representative capacity, or any consolidated claims involving another person's account, if we are a party to the proceeding. YOU ARE GIVING UP YOUR RIGHT TO PARTICIPATE AS A CLASS REPRESENTATIVE OR CLASS MEMBER ON ANY CLASS CLAIM YOU MAY HAVE AGAINST US INCLUDING ANY RIGHT TO CLASS ARBITRATION OR ANY CONSOLIDATION OF INDIVIDUAL ARBITRATIONS.

9. MISCELLANEOUS

a. **Nature of the Agreement; Relationship of the Parties.** Your agreement with us is the commercial equivalent of an agreement for accommodation in a hotel. The whole of the Office Space remains our property and in our possession and control. We are giving you the right to share with us the use of the Office Space so that we can provide the Services to you. Notwithstanding anything in this Agreement to the contrary, you and we agree that our relationship is not that of landlord-tenant or lessor-lessee and this Agreement in no way shall be construed as to grant you or any Member any title, easement, lien, possession or related rights in our business, the Premises, the Office Space or anything contained in or on the Premises or Office Space. This Agreement creates no tenancy interest, leasehold estate, or other real property interest. The parties hereto shall each be independent contractors in the performance of their obligations under this Agreement, and this Agreement shall not be deemed to create a fiduciary or agency relationship, or partnership or joint venture, for any purpose. You acknowledge and agree that you are entering into this Agreement for the purposes of and in the course of your trade, business and/or profession, and not as a consumer. Neither party will in any way misrepresent our relationship.

b. **Updates to the Agreement.** Changes to membership and overage fees, will be governed by Sections 4.b and 4.d of this Agreement, respectively, and any other applicable provision hereunder. This Agreement may otherwise be updated by mutual agreement of the parties.

c. **Waiver.** Neither party shall be deemed by any act or omission to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by the waiving party.

d. **Subordination; WeWork Representations.** This Agreement is subject and subordinate to our lease with our landlord of the Premises and to any supplemental documentation and to any other agreements to which our lease with such landlord is subject to or subordinate. However, the foregoing does not imply any sublease or other similar relationship involving an interest in real property. WeWork represents that (i) the term of WeWork's underlying lease at the Main Premises is longer than the Commitment Term of your Membership Agreement, (ii) neither WeWork nor any of its affiliates or subsidiaries is presently in breach of the underlying lease at the Main Premises, and (iii) no consent is needed under the underlying lease for you to occupy and use the Office Space as set forth in this Agreement.

e. **Extraordinary Events.** WeWork will not be liable for, and will not be considered in default or breach of this Agreement on account of, any delay or failure to perform as required by this Agreement as a result of any causes or conditions that are beyond WeWork's reasonable control, including without limitation (i) any delays or changes in construction of, or We Work's ability to procure any space in, any Premises, and (ii) any delays or failure to perform caused by conditions under the control of our landlord at the applicable Premises;

f. **Severable Provisions.** Each provision of this Agreement shall be considered separable. To the extent that any provision of this Agreement is prohibited, this Agreement shall be considered amended to the smallest degree possible in order to make the Agreement effective under applicable law.

g. **Survival.** Sections 1, 2.b, 4 (to the extent any payments remain outstanding), 7.c through 7.f, 8, and 9 and all other provisions of this Agreement reasonably expected to survive the termination or expiration of this Agreement will do so.

v.8.1.18 11

DocuSign Envelope ID: 6FF07EAC-BBC7-4ABD-ADB7-04963B72899E

h. **Notices.** Any and all notices under this Agreement will be given via email, and will be effective on the first business day after being sent. All notices will be sent via email to the email addresses specified on the Membership Details Form, except as otherwise provided in this Agreement. WeWork may send notices to either (or both) the Primary Member or the Authorized Signatory, as WeWork determines in its reasonable discretion. Notices related to the physical Office Space, Premises, Members, other Member Companies or other issues in the Premises should be sent by the Primary Member. Notices related to this Agreement or the business relationship between you and WeWork should be sent by your Authorized Signatory. In the event that we receive multiple notices from different individuals within your company containing inconsistent instructions, the Authorized Signatory's notice will control unless we decide otherwise in our reasonable discretion.

i. **Headings; Interpretation.** The headings in this Agreement are for convenience only and are not to be used to interpret or construe any provision of this Agreement. Any use of "including," "for example" or "such as" in this Agreement shall be read as being followed by "without limitation" where appropriate. References to any times of day in this Agreement refer to the time of day in the Office Space's time zone.

j. **No Assignment.** Except in connection with a merger, acquisition, corporate reorganization, or sale of all or substantially all of the shares or assets of you or your parent corporation, you may not transfer or otherwise assign any of your rights or obligations under this Agreement (including by operation of law) without our prior consent. We may assign this Agreement without your consent.

k. **Sanctions.** You hereby represent and warrant that (i) during the term of this Agreement you and your Members will comply with all applicable U.S. and non-U.S. economic sanctions and export control laws and regulations, including but not limited to the economic sanctions regulations implemented under statutory authority and/or Executive Orders and administered by the U.S. Treasury Department's Office of Foreign Assets Control ("OFAC") (31 C.F.R. Part 500 et seq.), the U.S. Commerce Department's Export Administration Regulations (15 C.F.R. Part 730 et seq.), the economic sanctions rules and regulations of the European Council, United Kingdom, and EU Member States, and EU's Dual-use Regulation 428/2009 (collectively, "Trade Control Laws"); (ii) neither you nor any of your Members, subsidiaries or affiliates, nor directors or officers is (a) a citizen or resident of, an entity organized under the laws of, or otherwise located in, a country subject to comprehensive territorial sanctions maintained by OFAC (hereinafter referred to as "Sanctioned Countries"), (b) identified on U.S. Government restricted party lists including the Specially Designated Nationals List and Foreign Sanctions Evaders List administered by OFAC; the Denied Parties List, Unverified List or Entity List maintained by the U.S. Commerce Department Bureau of Industry and Security; or the List of Statutorily Debarred Parties maintained by the U.S. State Department Directorate of Defense Trade Controls, (c) a listed person or entity on the Consolidated List of persons and entities subject to asset-freezing measures or other sanctions maintained by the European Union, and by the Member States of the European Union, or (d) a person or entity subject to asset-freezing measures or other sanctions maintained by the United Kingdom's HM Treasury (collectively referred to herein as "Restricted Parties"); (iii) neither you nor any of your Members, subsidiaries and/or affiliates are 50% or more owned, individually or in the aggregate, directly or indirectly by one or more Restricted Parties or otherwise controlled by Restricted Parties; (iv) less than 10% of your total annual revenues are, and will continue to be for the duration of the Agreement, generated from activities involving, directly or indirectly, one or more of the Sanctioned Countries; and (v) neither you nor any of your Members will, at any time during the Term, engage in any activity under this Agreement, including the use of Services provided by WeWork in connection with this Agreement, that violates applicable Trade Control Laws or causes WeWork to be in violation of Trade Control Laws.

l. **Anti-Money Laundering**. You hereby represent and warrant that at all times you and your Members have conducted and will conduct your operations in accordance with all laws that prohibit commercial or public bribery and money laundering (the "Anti-Money Laundering Laws"), and that all funds which you will use to comply with your payments obligations under this Agreement will be derived from legal sources, pursuant to the provisions of Anti-Money Laundering Laws. You will provide us with all information and documents that we from time to time may request in order to comply with all Anti-Money Laundering Laws.

m. **Anti-Corruption Laws**. Neither you nor any of your Members, your directors, officers, employees, agents, subcontractors, representatives or anyone acting on your behalf, (i) has, directly or indirectly, offered, paid, given, promised, or authorized the payment of any money, gift or anything of value to: (A) any Government Official or any commercial party, (B) any person while knowing or having reason to know that all or a portion of such money, gift or thing of value

v.8.1.18 12

DocuSign Envelope ID: 6FF07EAC-BBC7-4ABD-ADB7-04963B72899E will be offered, paid or given, directly or indirectly, to rectify any material noncompliance at its own any Government Official or any commercial party, or expense that is becomes aware of during the Term. (C) any employee or representative of WeWork for the purpose of (1) influencing an act or decision of r. Entire Agreement. This Agreement, including without the Government Official or commercial party in his or limitation the Membership Details Form, Exhibit A, her official capacity, (2) inducing the Government and Exhibit B, constitutes the entire agreement Official or commercial party to do or omit to do any between the parties relating to the subject matter act in violation of the lawful duty of such official, (3) hereof and shall not be changed in any manner securing an improper advantage or (4) securing the except by a writing executed by both parties or as execution of this Agreement, (ii) will authorize or otherwise permitted herein. All prior agreements make any payments or gifts or any offers or promises and understandings between the parties regarding of payments or gifts of any kind, directly or indirectly, the matters described herein have merged into this in connection with this Agreement, the Services or Agreement. the Office Space. For purposes this section, “Government Official” means any officer, employee or person acting in an official capacity for any government agency or instrumentality, including state-owned or controlled companies, and public international organizations, as well as a political party or official thereof or candidate for political office. n. Compliance with Laws. You hereby represent and warrant that at all times during the Term you and your Members have, to your knowledge, conducted and will conduct your operations ethically and in accordance with all applicable laws. o. Brokers. Each party hereby represent and warrant that it has not used a broker or realtor, except for Cresa Los Angeles in connection with the membership transaction covered by this Agreement, except as may be provided for in the WeWork broker referral program. Each party hereby indemnifies and holds the other party harmless against any claims arising from the breach of any warranty or representation of this paragraph. p. Counterparts and Electronic Signature. This Agreement may be executed in any number of counterparts by either handwritten or electronic signature, each of which when executed shall constitute a duplicate original, but all the counterparts shall together constitute the one agreement, and each of which counterparts may be delivered by emailing the other party to this Agreement signed scanned document or electronically signed portable document format (pdf) version of the contract (as applicable). Each party agrees to the execution of this Agreement in this manner, and the parties acknowledge that execution in this manner creates a binding contract between the parties on the Effective Date. q. Compliance. WeWork shall use best efforts to comply with all applicable laws and regulations, including without limitation building codes and local ordinances, in connection with the provision of Office Space and Services under this Agreement, and shall v.8.1.18 13

DocuSign Envelope ID: 6FF07EAC-BBC7-4ABD-ADB7-04963B72899E Exhibit A Furnishings

DocuSign Envelope ID: 6FF07EAC-BBC7-4ABD-ADB7-04963B72899E Furniture:  Sealed concrete floors  Windows-Roller shades  Sound Abatement- K13 sprayed throughout open ceilings; sound panels installed in all drop ceilings (conference rooms & executive office). In addition to the foregoing, the parties hereby acknowledge and agree that, to the extent that excessive sound issues compromise the functionality, use and purpose of the Office Space, Member Company shall notify WeWork in writing that further sound abatement remediation is needed. The parties shall then work together and cooperate in good faith to ensure timely acquisition and installation of mutually acceptable remediation measures, and WeWork shall contribute up to $5,000 toward the costs associated with the acquisition and installation of any additional sound abatement equipment.  Soft seating provided Diagram of Space: Exhibit B Late Fee If we have not received a monthly payment from you, you (Primary Member) will receive a non-payment notice on the 10th of the month along with a 10% late fee charge. If we do not receive payment from you during the month, you will continue to receive non-payment notices. If you believe you have received a late payment notice in error and you have already remitted payment, please send proof of your bank payment confirmation to the Billing team or your Community Management team.